UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2023

Renren Inc.

(Exact Name of Registrant as specified in its charter)

Commission file number: 001-35147

Cayman Islands	45 West Buchanan Street, Phoenix, Arizona, 85003	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

(833) 258-7482
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed

since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American depositary shares, each representing 45 Class A ordinary shares	RENN	The New York Stock Exchange
Class A ordinary shares, par value $0.001 per share*	RENN	The New York Stock Exchange

* Not for trading, but only in connection with the listing on The New York Stock Exchange of American depositary shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously disclosed, Renren Inc. (“Renren” or the “Company”) issued standby letters of credit (“Letters of Credit”) to the benefit of East West Bank (the “Bank”) that guaranteed the payment of certain loans by Kaixin Auto Holdings (“Kaixin”) and its subsidiary, Anhui Xin Jieying Auto Retail Co., Ltd. ( “Jieying”), each of whom were previously a subsidiary of the Company. If Kaixin and/or Jieying defaulted on the guaranteed loans, the Bank may seize the Company’s cash deposits pledged as security under the Letters of Credit and/or demand reimbursement from the Company. The cash deposits pledged amounted to US$9.1 million as of June 1, 2023. Because the Company believed the guarantee would not be released in the foreseeable future, it had recorded a provision for the full value of the guarantee in its audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

As of June 1, 2023, the Bank had claimed approximately US$5.8 million under the Letters of Credit in connection with Jieying’s default of certain guaranteed loan denominated in Chinese Renminbi. No payment has been made to the Bank in connection with such claim, but the Company expects to reimburse the Bank for the full amount of the claim. Additionally, on June 1, 2023, East West Bank assigned to the Company all of the Bank’s rights, title, and interest in and to that certain US$2,000,000 loan made by the Bank to Kaixin (the “Kaixin USD Loan”) for a total consideration of approximately US$2.0 million. The Kaixin USD Loan was also guaranteed by the Letters of Credit. The Company is evaluating its options to pursue recovery from Kaixin after the assignment, but there can be no assurance that the Company will be able to achieve any recovery.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENREN INC.

		By:	/s/ Chris Palmer
Date:	June 6, 2023		Chris Palmer
Chief Financial Officer

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